Exhibit 32.1



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Annual Report of Valhi, Inc. (the "Company") on Form 10-K/A for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Steven L. Watson, President and Chief Executive Officer of the Company, and Bobby D. O'Brien, Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:


     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.





/s/  Steven L. Watson                     /s/  Bobby D. O'Brien
-------------------------------------     -------------------------------------
Steven L. Watson                          Bobby D. O'Brien
President and Chief Executive Officer     Vice President, Chief Financial
December 23, 2005                         Officer and Treasurer
                                          December 23, 2005




Note: The certification the registrant furnishes in this exhibit is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Registration Statements or other documents filed with the Securities and Exchange Commission shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.